Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2023

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President & Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2023

CHATTANOOGA, Tenn. (February 12, 2024) – CBL Properties (NYSE: CBL) announced results for the fourth quarter and year ended December 31, 2023. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$0.37	$0.03	$0.17	$(3.20)
Funds from Operations ("FFO")	$1.80	$1.99	$6.59	$5.78
FFO, as adjusted (1)	$1.94	$2.11	$6.66	$7.88
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•
CBL initiates 2024 FFO, as adjusted, per share guidance in the range of $6.19 - $6.63 and 2024 same-center NOI guidance in the range of $428 million - $442 million.
•
Same-center NOI declined 1.2% during the fourth quarter 2023 as compared with the prior-year quarter and declined 1.5% in 2023 as compared with the prior year, near the high-end of the previously issued guidance range.
•
FFO, as adjusted, per share was $1.94 for the fourth quarter 2023, and $6.66 for the year ended December 31, 2023. FFO, as adjusted, per share was $2.11 for fourth quarter 2022, and $7.88 for the year ended December 31, 2022.
•
Portfolio occupancy was 90.9% as of December 31, 2023, approximately flat compared with portfolio occupancy as of December 31, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 89.8% as of December 31, 2023, a 20-basis-point increase from 89.6% as of December 31, 2022.
•
Nearly 4.4 million square feet of leases were executed in 2023, including approximately 1.3 million square feet in the fourth quarter. 2023 leasing results included comparable leases of approximately 2.7 million square feet signed at flat average rents versus the prior leases.
•
As anticipated, same-center tenant sales per square foot for the fourth quarter 2023 declined 2.6%. Same-center tenant sales per square foot for the 12-months ended December 31, 2023, declined 4.4% to $416, compared with $435 for the prior period.
•
As of December 31, 2023, the Company had $296 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a cash dividend of $0.40 per common share for the quarter ending March 31, 2024, a 6.7% increase from the previous quarterly dividend rate of $0.375 per share. The dividend equates to an annual dividend payment of $1.60 per common share.

“2023 was an excellent year for CBL," said CBL's chief executive officer, Stephen D. Lebovitz. "Same-center NOI and FFO, as adjusted, were at the high end of our guidance ranges. This strong performance was driven by a record level of leasing production, which drove occupancy improvements throughout the year. Comparable leasing was stable with flat blended lease spreads. The favorable retail environment produced strong demand for new store openings and limited closings. Although portfolio sales were down for the year, results improved in the fourth quarter with a strong close to the holiday season. NOI was also helped by our ability to limit increases in same-center operating expenses despite inflationary pressures.

"While rising interest rates contributed to a challenging financing environment, we successfully addressed all of our 2023 maturities. The refinancing of the Outlet Shops at Atlanta, closed in October, extended our maturity schedule, locked in a favorable, long-term rate and generated new proceeds. The elimination of the corporate guarantee on our term loan on November 2nd removed nearly all of our corporate recourse obligations. Additionally, we demonstrated our commitment to return capital to shareholders, implementing a stock repurchase program and most recently announcing another increase in the dividend. This commitment will continue to be a priority as we work to maximize shareholder returns in the future.

"Our 2024 guidance reflects the impact of operating momentum carried over from 2023, offset by certain anticipated headwinds this year. Our forecast assumes ongoing healthy tenant demand, improving specialty leasing income and the benefit of successful real estate tax appeals. Contributions from new large space openings, such as Thrill Factory at East Towne Mall and replacements for several Bed, Bath & Beyond spaces, such as Crunch Fitness at Coastal Grand and Schuler's Books at Meridian Mall will also positively impact revenues. Alternatively, the sales declines in 2023 will put pressure on near-term percentage rent and renewal lease spreads. Rising insurance costs will increase operating expenses and overall higher interest rates will continue to impact FFO. As we move forward in 2024, our team is working to offset these challenges and generate positive NOI growth. Our balance sheet is well-positioned with our strong cash balance and limited upcoming loan maturities. We are focused on sustaining strong leasing and operating momentum and generating further growth in free cash flow and shareholder value."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended December 31,
	2023	2022
Total Revenues	$173,155	$176,947
Total Expenses	$(53,689)	$(56,046)
Total portfolio same-center NOI	$119,466	$120,901
Total same-center NOI percentage change	(1.2)%

Estimate for uncollectable revenues (recovery)	$(219)	$(410)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the fourth quarter 2023 declined $1.4 million. Major variances impacting the quarter included a $4.0 million decline in percentage rents. Expenses declined $2.4 million including a $2.1 million decline in real estate taxes.

	Year Ended December 31,
	2023	2022
Total Revenues	$654,525	$664,422
Total Expenses	$(216,013)	$(219,047)
Total portfolio same-center NOI	$438,512	$445,376
Total same-center NOI percentage change	(1.5)%

Estimate for uncollectable revenues (recovery)	$1,308	$(4,334)

Same-center NOI for the year ended December 31, 2023, declined by $6.9 million or 1.5% from the prior-year period. The decline was driven by a $5.6 million unfavorable variance in the estimate for uncollectable revenues and a $7.0 million decline in percentage rents. Total expenses declined $3.0 million including a $2.5 million decline in real estate taxes.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2023	2022
Total portfolio	90.9%	91.0%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	89.3%	89.1%
Total lifestyle centers	91.5%	92.7%
Total outlet centers	91.9%	90.8%
Total same-center malls, lifestyle centers and outlet centers	89.8%	89.6%
All Other:
Total open-air centers	95.6%	95.3%
Total other	78.2%	93.0%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2023	2023
All Property Types	(2.6)%	0.0%
Stabilized Malls, Lifestyle Centers and Outlet Centers	(3.4)%	(1.0)%
New leases	30.0%	26.2%
Renewal leases	(4.2)%	(2.6)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended December 31,
	2023	2022	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$416	$435	(4.4)%

DIVIDEND

On February 8, 2024, CBL’s Board of Directors approved a 6.7% increase in CBL's regular quarterly cash dividend for the three months ended March 31, 2024, to $0.40 per share. The dividend, which equates to an annual dividend payment of $1.60 per share, is payable on March 29, 2024, to shareholders of record as of March 15, 2024.

FINANCING ACTIVITY

In 2023, CBL completed more than $575.0 million in financing activity, successfully addressing all 2023 final loan maturities.

In October, CBL, along with its 50% joint venture partner, Horizon Group Properties, closed a new $79.3 million loan ($39.7 million at CBL’s 50% share) secured by The Outlet Shoppes of Atlanta, the premier outlet shopping destination located in Woodstock, GA. The new non-recourse ten-year loan bears a fixed interest-only rate of 7.85% and replaces two loans with an aggregate balance of $69.5 million (at 100%) that were set to mature in November 2023.

In October, CBL and its 35% joint venture partner closed on the extension and modification of the loan secured by The Outlet Shoppes at Laredo in Laredo, TX. The loan was modified to reduce the principal balance to $33.98 million and extend the loan through June 2025. The interest rate of SOFR plus 325 basis points remained the same.

In October, CBL exercised its option to extend the $17.6 million recourse loan secured by the Brookfield Square Anchor Redevelopment to December 2024. In connection with the extension, CBL made the optional election to reduce the outstanding principal balance by $2.0 million.

In November, CBL and the lender of the loan secured by Volusia Mall in Daytona Beach, FL, closed on the modification and extension of the loan. The loan was modified to apply escrow balances to reduce the principal balance by $1.7 million to $36.7 million and extend the maturity date two years to May 2026.

CBL is cooperating with the foreclosure or conveyance of WestGate Mall in Spartanburg, SC, ($28.7 million) and Alamance Crossing East in Burlington, NC, ($41.1 million).

In February 2024, CBL retired the $15.3 million recourse loan secured by Brookfield Square Anchor Redevelopment in Brookfield, WI.

STOCK REPURCHASE PROGRAM ACTIVITY

On August 10, 2023, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25.0 million of its common stock. Purchases may be made through the program by August 10, 2024. In 2023, CBL repurchased 51,966 shares at an average price of $21.30 per share under the program.

DISPOSITIONS

During the fourth quarter 2023, CBL completed the sale of one land parcel, generating $0.7 million in gross proceeds at CBL's share. In 2023, CBL grossed more than $9.6 million from dispositions.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q4 2023, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on Management's expectations for 2024, CBL is initiating the following guidance for FFO, as adjusted, and same-center NOI for full-year 2024. Guidance excludes the impact of any unannounced transactions.

	Low	High
2024 FFO, as adjusted (in millions)	$196.0	$210.0
2024 FFO, as adjusted, per share	$6.19	$6.63
Weighted average common shares outstanding (in millions)	31.7	31.7
2024 Same-Center NOI ("SC NOI") (in millions)	$428.0	$442.0
2024 change in same-center NOI	(1.9)%	1.3%

2023 vs. 2024 Same-Center NOI Guidance Bridge (in millions):

	2024 SC NOI Low End	2024 SC NOI High End	Category Explanation
2023 same-center NOI	$436.5	$436.5	Harford Mall removed from same-center NOI pool.
Net impact from new and renewal leasing activity	5.5	9.0	Net impact of new leases, renewal leases and contractual rent bumps.
Percentage rent	(4.0)	(1.0)	Lower percentage rent resulting from an anticipated decline in full-year sales.
Operating expense	(2.0)	-	Low end represents potential increase in operating expenses.
Credit loss	(6.0)	(1.5)	Unbudgeted reserve for tenants that may file for bankruptcy/close stores.
Uncollectable revenue variance	(2.0)	(1.0)	Represents the estimated impact of an unfavorable variance in the estimate for uncollectable revenues.
2024 SC NOI Guidance	$428.0	$442.0
% change	(1.9)%	1.3%

Reconciliation of GAAP Earnings Per Share to 2024 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$-	$0.44
Depreciation and amortization	4.79	4.79
Dividends allocable to unvested restricted stock	0.03	0.03
Debt discount accretion, net of noncontrolling interests' share	1.46	1.46
Adjustment for unconsolidated affiliates with negative investment	(0.09)	(0.09)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.19	$6.63

2024 Estimate of Capital Items (in millions):

	Low	High
2024 Estimated maintenance capital/tenant allowances	$40.0	$55.0
2024 Estimated development/redevelopment expenditures	10.0	15.0
2024 Estimated principal amortization (including est. term loan ECF)	70.0	80.0
Total Estimate	$120.0	$150.0

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUES:
Rental revenues	$134,008	$143,441	$513,957	$542,247
Management, development and leasing fees	1,821	1,820	7,917	7,158
Other	3,880	4,350	13,412	13,606
Total revenues	139,709	149,611	535,286	563,011
EXPENSES:
Property operating	(22,254)	(23,080)	(90,996)	(92,126)
Depreciation and amortization	(42,376)	(61,841)	(190,505)	(256,310)
Real estate taxes	(11,744)	(14,550)	(54,807)	(57,119)
Maintenance and repairs	(11,334)	(11,417)	(41,336)	(42,485)
General and administrative	(14,283)	(16,066)	(64,066)	(67,215)
Loss on impairment	—	—	—	(252)
Litigation settlement	132	122	2,310	304
Other	(23)	—	(221)	(834)
Total expenses	(101,882)	(126,832)	(439,621)	(516,037)
OTHER INCOME (EXPENSES):
Interest and other income	3,939	3,722	13,199	4,938
Interest expense	(42,317)	(33,914)	(172,905)	(217,342)
Gain on extinguishment of debt	3,270	7,344	3,270	7,344
Gain on deconsolidation	—	—	47,879	36,250
Loss on available-for-sale securities	—	—	—	(39)
Gain on sales of real estate assets	229	1,798	5,125	5,345
Reorganization items, net	—	36	—	298
Income tax benefit (provision)	487	(328)	(894)	(3,079)
Equity in earnings of unconsolidated affiliates	9,043	3,488	11,865	19,796
Total other expenses	(25,349)	(17,854)	(92,461)	(146,489)
Net income (loss)	12,478	4,925	3,204	(99,515)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(8)	—	(2)	34
Other consolidated subsidiaries	(657)	(2,003)	3,344	5,999
Net income (loss) attributable to the Company	11,813	2,922	6,546	(93,482)
Earnings allocable to unvested restricted stock	(276)	(2,111)	(1,113)	(2,537)
Net income (loss) attributable to common shareholders	$11,537	$811	$5,433	$(96,019)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.37	$0.03	$0.17	$(3.20)
Diluted earnings per share	0.37	0.03	0.17	(3.20)
Weighted-average basic shares	31,291	30,999	31,303	30,046
Weighted-average diluted shares	31,291	30,999	31,303	30,046

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$11,537	$811	$5,433	$(96,019)
Noncontrolling interest in loss of Operating Partnership	8	—	2	(34)
Earnings allocable to unvested restricted stock	276	2,111	1,113	2,537
Depreciation and amortization expense of:
Consolidated properties	42,376	61,841	190,505	256,310
Unconsolidated affiliates	4,145	(191)	17,408	20,813
Non-real estate assets	(232)	(526)	(905)	(1,050)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(507)	(832)	(2,442)	(3,498)
Loss on impairment, net of taxes	—	—	—	186
Gain on depreciable property	—	—	—	(629)
FFO allocable to Operating Partnership common unitholders	57,603	63,214	211,114	178,616
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	13,909	22,131	61,788	176,055
Adjustment for unconsolidated affiliates with negative investment (2)	(6,062)	(1,522)	(7,242)	(37,645)
Senior secured notes fair value adjustment (3)	—	—	—	(395)
Litigation settlement (4)	(132)	(122)	(2,310)	(304)
Non-cash default interest expense (5)	—	(9,148)	972	(28,953)
Gain on deconsolidation (6)	—	—	(47,879)	(36,250)
Loss on available-for-sale securities	—	—	—	39
Reorganization items, net (7)	—	(36)	—	(298)
Gain on extinguishment of debt (8)	(3,270)	(7,344)	(3,270)	(7,344)
FFO allocable to Operating Partnership common unitholders, as adjusted	$62,048	$67,173	$213,173	$243,521
FFO per diluted share	$1.80	$1.99	$6.59	$5.78
FFO, as adjusted, per diluted share	$1.94	$2.11	$6.66	$7.88
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	32,007	31,840	32,015	30,888
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each respective period related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The year ended December 31, 2023 includes default interest on loans past their maturity dates. The three months and year ended December 31, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained.
(6)
For the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the properties were placed into receivership in connection with the foreclosure process. For the year ended December 31, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(7)
Represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company's reorganization efforts, which consists of professional fees, legal fees and U.S. Trustee fees.
(8)
The three months and year ended December 31, 2023 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Laredo. The three months and year ended December 31, 2022 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Gettysburg.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Diluted EPS attributable to common shareholders	$0.37	$0.03	$0.17	$(3.20)
Add amounts per share included in FFO:
Unvested restricted stock	0.01	0.08	0.03	0.16
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.42	1.88	6.39	8.83
Loss on impairment, net of taxes	—	—	—	0.01
Gain on depreciable property	—	—	—	(0.02)
FFO per diluted share	$1.80	$1.99	$6.59	$5.78

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,423	$1,095	$3,504	$5,115

Straight-line rental income adjustment	$1,432	$3,140	$6,840	$12,540

Gain on outparcel sales, net of taxes and noncontrolling interests' share	$229	$2,132	$5,607	$5,712

Net amortization of acquired above- and below-market leases	$(5,626)	$(4,286)	$(20,736)	$(20,773)

Income tax benefit (provision)	$487	$(328)	$(894)	$(3,079)

Abandoned projects expense	$(22)	$—	$(39)	$(834)

Interest capitalized	$111	$87	$453	$618

Estimate of uncollectable revenues	$1,081	$866	$(1,493)	$4,920

			As of December 31,
			2023	2022
Straight-line rent receivable			$22,649	$15,600

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$12,478	$4,925	$3,204	$(99,515)
Adjustments:
Depreciation and amortization	42,376	61,841	190,505	256,310
Depreciation and amortization from unconsolidated affiliates	4,145	(191)	17,408	20,813
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(507)	(832)	(2,442)	(3,498)
Interest expense	42,317	33,914	172,905	217,342
Interest expense from unconsolidated affiliates	17,753	22,877	71,867	88,331
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,089)	(177)	(6,156)	(7,960)
Abandoned projects expense	22	—	39	834
Gain on sales of real estate assets, net of taxes and noncontrolling interests' share	(229)	(1,798)	(4,839)	(5,345)
Gain on sales of real estate assets of unconsolidated affiliates	—	(374)	(768)	(1,036)
Adjustment for unconsolidated affiliates with negative investment	(6,062)	(1,522)	(7,242)	(37,645)
Gain on extinguishment of debt	(3,270)	(7,344)	(3,270)	(7,344)
Gain on deconsolidation	—	—	(47,879)	(36,250)
Loss on available-for-sale securities	—	—	—	39
Loss on impairment	—	—	—	252
Litigation settlement	(132)	(122)	(2,310)	(304)
Reorganization items, net	—	(36)	—	(298)
Income tax (benefit) provision	(487)	328	894	3,079
Lease termination fees	(1,423)	(1,095)	(3,504)	(5,115)
Straight-line rent and above- and below-market lease amortization	4,194	1,146	13,896	8,233
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(657)	(2,003)	3,344	5,999
General and administrative expenses	14,283	16,066	64,066	67,215
Management fees and non-property level revenues	(4,360)	(2,635)	(19,087)	(4,433)
Operating Partnership's share of property NOI	119,352	122,968	440,631	459,704
Non-comparable NOI	114	(2,067)	(2,119)	(14,328)
Total same-center NOI (1)	$119,466	$120,901	$438,512	$445,376
Total same-center NOI percentage change	(1.2)%		(1.5)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Malls	$84,789	$86,129	$303,365	$313,384
Outlet centers	5,505	5,360	21,043	19,845
Lifestyle centers	9,079	9,938	35,662	35,646
Open-air centers	13,946	13,346	55,276	52,847
Outparcels and other	6,147	6,128	23,166	23,654
Total same-center NOI (1)	$119,466	$120,901	$438,512	$445,376
Percentage Change:
Malls	(1.6)%		(3.2)%
Outlet centers	2.7%		6.0%
Lifestyle centers	(8.6)%		0.0%
Open-air centers	4.5%		4.6%
Outparcels and other	0.3%		(2.1)%
Total same-center NOI (1)	(1.2)%		(1.5)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ended December 31, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2023
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$915,753	$1,028,213	$1,943,966	$(13,221)	$(41,942)	$1,888,803
Noncontrolling interests' share of consolidated debt	(25,021)	(11,823)	(36,844)	249	3,706	(32,889)
Company's share of unconsolidated affiliates' debt	622,169	57,274	679,443	(3,197)	—	676,246
Other debt (2)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,582,684	$1,073,664	$2,656,348	$(16,169)	$(38,236)	$2,601,943
Weighted-average interest rate	5.26%	8.42%	6.54%

	As of December 31, 2022
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$1,023,634	$1,065,942	$2,089,576	$(17,101)	$(72,289)	$2,000,186
Noncontrolling interests' share of consolidated debt	(25,420)	(13,387)	(38,807)	317	7,448	(31,042)
Company's share of unconsolidated affiliates' debt	621,642	71,584	693,226	(2,142)	—	691,084
Company's share of consolidated, unconsolidated and other debt	$1,619,856	$1,124,139	$2,743,995	$(18,926)	$(64,841)	$2,660,228
Weighted-average interest rate	4.83%	7.10%	5.76%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing debt discounts upon emergence from bankruptcy. The debt discounts are accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,
	2023	2022
ASSETS
Real estate assets:
Land	$585,191	$596,715
Buildings and improvements	1,216,054	1,198,597
	1,801,245	1,795,312
Accumulated depreciation	(228,034)	(136,901)
	1,573,211	1,658,411
Developments in progress	8,900	5,576
Net investment in real estate assets	1,582,111	1,663,987
Cash and cash equivalents	34,188	44,718
Restricted cash	88,888	97,231
Available-for-sale securities - at fair value (amortized cost of $261,869 and $293,476 as of December 31, 2023 and 2022, respectively)	262,142	292,422
Receivables:
Tenant	43,436	40,620
Other	2,752	3,876
Investments in unconsolidated affiliates	76,458	77,295
In-place leases, net	157,639	247,497
Above market leases, net	118,673	171,265
Intangible lease assets and other assets	39,618	39,332
	$2,405,905	$2,678,243
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,888,803	$2,000,186
Below market leases, net	80,408	110,616
Accounts payable and accrued liabilities	106,077	200,312
Total liabilities	2,075,288	2,311,114
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,975,645 and 31,780,075 issued and outstanding as of December 31, 2023 and 2022, respectively (in each case, excluding 34 treasury shares)	32	32
Additional paid-in capital	719,125	710,497
Accumulated other comprehensive income (loss)	610	(1,054)
Accumulated deficit	(380,446)	(338,934)
Total shareholders' equity	339,321	370,541
Noncontrolling interests	(8,704)	(3,412)
Total equity	330,617	367,129
	$2,405,905	$2,678,243

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2023	December 31, 2022
ASSETS:
Investment in real estate assets	$2,010,269	$1,971,348
Accumulated depreciation	(886,712)	(829,574)
	1,123,557	1,141,774
Developments in progress	17,261	10,914
Net investment in real estate assets	1,140,818	1,152,688
Other assets	200,289	170,756
Total assets	$1,341,107	$1,323,444
LIABILITIES:
Mortgage and other indebtedness, net	$1,368,031	$1,333,152
Other liabilities	45,577	33,419
Total liabilities	1,413,608	1,366,571
OWNERS' EQUITY (DEFICIT):
The Company	12,290	3,123
Other investors	(84,791)	(46,250)
Total owners' deficit	(72,501)	(43,127)
Total liabilities and owners’ deficit	$1,341,107	$1,323,444

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenues	$69,453	$66,331	$255,283	$260,275
Depreciation and amortization	(17,828)	(16,651)	(69,261)	(72,390)
Operating expenses	(22,502)	(20,796)	(82,197)	(87,008)
Interest and other income	606	379	2,257	1,379
Interest expense	(18,730)	(15,268)	(69,185)	(51,507)
Gain on extinguishment of debt	—	39,022	—	80,353
Gain on sales of real estate assets	—	3,059	1,537	6,352
Net income	$10,999	$56,076	$38,434	$137,454

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenues	$35,603	$35,071	$133,828	$132,044
Depreciation and amortization	(10,761)	(13,163)	(44,910)	(55,075)
Operating expenses	(11,094)	(11,048)	(42,194)	(42,707)
Interest and other income	370	255	1,496	948
Interest expense	(17,753)	(22,877)	(71,867)	(88,331)
Negative investment adjustment	12,678	14,876	34,744	71,907
Loss on impairment	—	—	—	(26)
Gain on sales of real estate assets	—	374	768	1,036
Net income	$9,043	$3,488	$11,865	$19,796

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, gains on extinguishment of debt, losses on available-for-sale securities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$12,478	$4,925	$3,204	$(99,515)
Depreciation and amortization	42,376	61,841	190,505	256,310
Depreciation and amortization from unconsolidated affiliates	4,145	(191)	17,408	20,813
Interest expense	42,317	33,914	172,905	217,342
Interest expense from unconsolidated affiliates	17,753	22,877	71,867	88,331
Income taxes	(389)	443	1,096	3,335
Loss on impairment	—	—	—	252
Gain on depreciable property from unconsolidated affiliates	—	—	—	(629)
Gain on deconsolidation	—	—	(47,879)	(36,250)
EBITDAre (1)	118,680	123,809	409,106	449,989
Gain on extinguishment of debt	(3,270)	(7,344)	(3,270)	(7,344)
Loss on available-for-sale securities	—	—	—	39
Reorganization items, net	—	(36)	—	(298)
Litigation settlement	(132)	(122)	(2,310)	(304)
Abandoned projects expense	22	—	39	834
Adjustment for unconsolidated affiliates with negative investment	(6,062)	(1,522)	(7,242)	(37,645)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(657)	(2,003)	3,344	5,999
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(507)	(832)	(2,442)	(3,498)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,089)	(177)	(6,156)	(7,960)
Company's share of Adjusted EBITDAre	$106,985	$111,773	$391,069	$399,812
(1)
Includes $229 and $2,172 for the three months ended December 31, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets. Includes $5,598 and $5,752 for the years ended December 31, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022

Interest Expense:
Interest expense	$42,317		$33,914		$172,905		$217,342
Interest expense from unconsolidated affiliates	17,753		22,877		71,867		88,331
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(13,909)		(22,131)		(61,788)		(176,055)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(603)		1,151		(2,414)		(1,079)
Company's share of interest expense	$45,558		$35,811		$180,570		$128,539
Ratio of Adjusted EBITDAre to Interest Expense	2.3	x	3.1	x	2.2	x	3.1	x

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Company's share of Adjusted EBITDAre	$106,985	$111,773	$391,069	$399,812
Interest expense	(42,317)	(33,914)	(172,905)	(217,342)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,089	177	6,156	7,960
Reorganization items, net	—	36	—	298
Income taxes	389	(443)	(1,096)	(3,335)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	4,015	7,820	23,824	117,489
Net amortization of intangible lease assets and liabilities	5,668	4,265	21,425	20,798
Depreciation and interest expense from unconsolidated affiliates	(21,898)	(22,686)	(89,275)	(109,144)
Gain on depreciable property from unconsolidated affiliates	—	—	—	629
Adjustment for unconsolidated affiliates with negative investment	6,062	1,522	7,242	37,645
Litigation settlement	132	122	2,310	304
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	507	832	2,442	3,498
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	657	2,003	(3,344)	(5,999)
Gain on outparcel sales	(229)	(1,798)	(5,125)	(5,345)
Loss (gain) on insurance proceeds	179	118	176	(687)
Equity in earnings of unconsolidated affiliates	(9,043)	(3,488)	(11,865)	(19,796)
Distributions of earnings from unconsolidated affiliates	8,700	5,720	18,433	23,905
Share-based compensation expense	3,278	3,469	12,982	11,885
Change in estimate of uncollectable revenues	(2,224)	(820)	1,646	(4,463)
Change in deferred tax assets	365	2,104	(1,283)	1,128
Changes in operating assets and liabilities	(12,954)	(22,398)	(19,296)	(51,006)
Cash flows provided by operating activities	$49,361	$54,414	$183,516	$208,234

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Minimum rents	$97,307	$101,856	$380,548	$394,986
Percentage rents	7,326	11,010	16,844	23,507
Other rents	2,800	2,976	8,005	8,676
Tenant reimbursements	25,840	27,293	109,852	111,073
Estimate of uncollectable amounts	735	306	(1,292)	4,005
Total rental revenues	$134,008	$143,441	$513,957	$542,247

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2023		Balance
							Fixed	Variable
Operating Properties:
Fayette Mall (1)	Lexington, KY	May-24	May-26	4.25%	$119,303		$119,303	$—
Brookfield Square Anchor Redevelopment (2)	Brookfield, WI	Dec-24		8.24%	15,339		—	15,339
Cross Creek Mall	Fayetteville, NC	Jun-25		8.19%	92,363		92,363	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-25		8.84%	33,780		—	33,780
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	20,646		20,646	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	58,216		58,216	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	54,086		54,086	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	93,452		93,452	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	36,613		36,613	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	91,649		91,649	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	53,526		53,526	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	51,719		51,719	—
Open-air centers and outparcels loan (3)		Jun-27	Jun-29	8.20%	358,360		179,180	179,180
Hamilton Place open-air centers loan		Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties					1,144,052		915,753	228,299
Weighted-average interest rate					6.35%		5.63%	9.27%

Corporate Debt:
Secured term loan		Nov-25	Nov-26/Nov-27	8.21%	799,914		—	799,914

Total Consolidated Debt					$1,943,966	(4)	$915,753	$1,028,213
Weighted-average interest rate					7.12%		5.63%	8.44%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall	Myrtle Beach, SC	Aug-24		4.09%	$48,507		$48,507	$—
Coastal Grand Mall Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,341		2,341	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	3,374		3,374	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Nov-24		7.90%	8,085		—	8,085
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	41,014		41,014	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	76,192		76,192	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.09%	17,669		—	17,669
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.09%	5,553		—	5,553
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.09%	23,574		—	23,574
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA	Mar-25		4.75%	14,904		14,904	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	128,549		128,549	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	2,393		—	2,393
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	37,670		37,670	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	70,138		70,138	—
Friendly Center	Greensboro, NC	May-28		6.44%	73,373		73,373	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	34,371		34,371	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	26,681		26,681	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	83		83
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,558		19,558	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665		39,665	—
	SUBTOTAL				679,443	(4)	622,169	57,274

Plus Other Debt:
Alamance Crossing (5)	Burlington, NC	Jul-21		5.83%	41,122		41,122	—
WestGate Mall (5)	Spartanburg, SC	Jul-22		4.99%	28,661		28,661	—
					69,783		69,783	—
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-25		8.84%	(11,823)		—	(11,823)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(10,323)		(10,323)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2023		Balance
							Fixed	Variable
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(9,165)		(9,165)	—
Hamilton Place open-air centers loan (8% - 10%)		Jun-32		5.85%	(5,533)		(5,533)	—
					(36,844)	(4)	(25,021)	(11,823)

Company's Share Of Consolidated, Unconsolidated and Other Debt (6)					$2,656,348	(4)	$1,582,684	$1,073,664
Weighted-average interest rate					6.54%		5.26%	8.42%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall	Myrtle Beach, SC	Aug-24		4.09%	$97,014		$97,014	$—
Coastal Grand Mall Outparcel	Myrtle Beach, SC	Aug-24		4.09%	4,681		4,681	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	6,749		6,749	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Nov-24		7.90%	16,170		—	16,170
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	63,098		63,098	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	152,383		152,383	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.09%	35,337		—	35,337
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.09%	11,106		—	11,106
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.09%	47,148		—	47,148
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA	Mar-25		4.75%	29,809		29,809	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	257,098		257,098	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	4,787		—	4,787
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	57,954		57,954	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	140,276		140,276	—
Friendly Center	Greensboro, NC	May-28		6.44%	146,747		146,747	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	68,743		68,743	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	41,047		41,047	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	83		83	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	39,117		39,117	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330		79,330	—
					$1,304,426		$1,189,878	$114,548
Weighted-average interest rate					5.01%		4.71%	8.07%
(1)
The loan has two one-year extension options for a fully extended maturity date of May 1, 2026.
(2)
Subsequent to December 31, 2023, the loan was paid off.
(3)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(4)
See page 11 for debt discounts and unamortized deferred financing costs.
(5)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(6)
As of December 31, 2023, CBL owns interests in 10 assets (8 malls and 2 outlet centers) with a pro rata share debt balance of $584,633 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $552,353 of pro rata debt relates to malls and $32,280 relates to outlet centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the year ended December 31, 2023, CBL’s pro rata share of NOI was $438,512, of which NOI from cash trapped properties made up $63,649, with $60,210 relating to malls and $3,439 relating to outlet centers. For the year ended December 31, 2022, CBL’s pro rata share of NOI was $445,376, of which NOI from cash trapped properties made up $67,647, with $63,993 relating to malls and $3,654 relating to outlet centers.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.55%	5.83%
2022	—	—	28,661	—	28,661	1.08%	4.99%
2024	15,339	103,321	—	—	118,660	4.47%	4.90%
2025	146,789	151,595	—	(22,146)	276,238	10.40%	5.86%
2026	558,564	160,658	—	(9,165)	710,057	26.73%	4.80%
2027	799,914	—	—	—	799,914	30.11%	8.19%
2028	—	177,882	—	—	177,882	6.70%	5.55%
2029	358,360	26,681	—	—	385,041	14.50%	7.93%
2030	—	83	—	—	83	0.00%	6.11%
2032	65,000	19,558	—	(5,533)	79,025	2.97%	5.74%
2033	—	39,665	—	—	39,665	1.49%	7.85%
Face Amount of Debt	$1,943,966	$679,443	$69,783	$(36,844)	$2,656,348	100.00%	6.54%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.55%	5.83%
2022	—	—	28,661	—	28,661	1.08%	4.99%
2024	134,642	179,513	—	—	314,155	11.83%	4.29%
2025	946,703	198,391	—	(22,146)	1,122,948	42.27%	7.62%
2026	439,261	37,670	—	(9,165)	467,766	17.61%	4.84%
2027	358,360	—	—	—	358,360	13.49%	8.20%
2028	—	177,882	—	—	177,882	6.70%	5.55%
2029	—	26,681	—	—	26,681	1.00%	4.35%
2030	—	83	—	—	83	0.00%	6.11%
2032	65,000	19,558	—	(5,533)	79,025	2.97%	5.74%
2033	—	39,665	—	—	39,665	1.50%	7.85%
Face Amount of Debt	$1,943,966	$679,443	$69,783	$(36,844)	$2,656,348	100.00%	6.54%
(1)
During the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the respective property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of December 31, 2023, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to December 31, 2023, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$372	$398	92.1%	91.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$387	$412	91.2%	93.4%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.5%	98.7%

Other		N/A	N/A	86.9%	100.0%

Total Term Loan Assets (HoldCo I)		$375	$400	92.4%	92.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
Valley View Mall	Roanoke, VA
York Galleria	York, PA
Total Malls		$312	$344	81.4%	82.7%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	99.8%	100.0%

Outparcels and Other		N/A	N/A	72.7%	89.0%

Total Consolidated Unencumbered		$312	$344	83.3%	85.3%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$544	$554	92.1%	91.6%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$506	$495	95.7%	94.0%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$595	$592	91.4%	92.6%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	94.6%	93.6%

Total Joint Venture Assets		$539	$539	93.6%	92.8%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$418	$452	93.7%	92.9%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$292	$259	83.9%	78.3%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.5%	94.7%

Outparcels		N/A	N/A	99.4%	92.9%

Total Consolidated Encumbered Assets		$399	$421	93.2%	91.8%

Total Same-Center Portfolio		$416	$435	90.9%	90.8%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$113,095	$(7,627)	$(1,052)	$104,416	$-	$-	$-	$104,416
Lifestyle Centers	21,717	(2,240)	-	19,477	-	-	-	19,477
Open-Air Centers	3,388	(88)	-	3,300	-	-	-	3,300
Other	859	-	-	859	-	-	-	859
Term Loan Debt Service	-	-	-	-	(64,483)	-	(29,539)	(94,022)
Total Term Loan Assets (HoldCo I)	139,059	(9,955)	(1,052)	128,052	(64,483)	-	(29,539)	34,030

CONSOLIDATED UNENCUMBERED
Malls	55,451	(5,003)	-	50,448	-	-	-	50,448
Outlet Centers	(28)	-	-	(28)	-	-	-	(28)
Open-Air Centers	8,212	(317)	-	7,895	-	-	-	7,895
Outparcels	255	(14)	-	241	-	-	-	241
Other	2,028	(2,469)	-	(441)	-	-	-	(441)
Total Consolidated Unencumbered	65,918	(7,803)	-	58,115	-	-	-	58,115

JOINT VENTURE ASSETS
Malls	42,187	(4,632)	-	37,555	(14,021)	-	(10,451)	13,083
Outlet Centers	17,633	(3,898)	-	13,735	(5,924)	-	(2,713)	5,098
Lifestyle Centers	12,043	(2,397)	-	9,646	(4,372)	-	(926)	4,348
Open-Air Centers	19,163	(1,229)	(2,904)	15,030	(12,577)	-	(6,155)	(3,702)
Other	729	(27)	-	702	(622)	-	(180)	(100)
Total Joint Venture Assets	91,755	(12,183)	(2,904)	76,668	(37,516)	-	(20,425)	18,727

CONSOLIDATED ENCUMBERED ASSETS
Malls	92,632	(8,514)	(1,837)	82,281	(58,480)	21,972	(38,979)	6,794
Outlet Centers	3,438	(350)	-	3,088	(7,243)	4,633	(944)	(466)
Lifestyle Centers	1,902	-	-	1,902	(1,597)	-	(84)	221
Open-Air Centers	24,513	(2,781)	(219)	21,513	(16,022)	-	(677)	4,814
Outparcels	19,295	(289)	(1,691)	17,315	(16,979)	-	(879)	(543)
Total Consolidated Encumbered Assets	141,780	(11,934)	(3,747)	126,099	(100,321)	26,605	(41,563)	10,820

Total Same-Center	$438,512	$(41,875)	$(7,703)	$388,934	$(202,320)	$26,605	$(91,527)	$121,692
(1)
Non-cash interest expense consists of the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$115,079	$(9,865)	$-	$105,214	$-	$-	$-	$105,214
Lifestyle Centers	21,575	(2,326)	-	19,249	-	-	-	19,249
Open-Air Centers	3,981	(91)	-	3,890	-	-	-	3,890
Other	1,067	(23)	-	1,044			-	1,044
Term Loan Debt Service	-	-	-	-	(40,694)	-	(50,639)	(91,333)
Total Term Loan Assets (HoldCo I)	141,702	(12,305)	-	129,397	(40,694)	-	(50,639)	38,064

CONSOLIDATED UNENCUMBERED
Malls	63,036	(7,172)	(1,995)	53,869	-	-	-	53,869
Outlet Centers	(30)	-	-	(30)	-	-	-	(30)
Open-Air Centers	7,863	(406)	-	7,457	-	-	-	7,457
Outparcels	466	-	-	466	-	-	-	466
Other	2,305	(357)	-	1,948	(426)	135	(342)	1,315
Total Consolidated Unencumbered	73,640	(7,935)	(1,995)	63,710	(426)	135	(342)	63,077

JOINT VENTURE ASSETS
Malls	41,117	(3,372)	-	37,745	(12,252)	(1,827)	(5,299)	18,367
Outlet Centers	16,221	(748)	-	15,473	(2,583)	(3,259)	(3,486)	6,145
Lifestyle Centers	12,178	(1,590)	-	10,588	(2,554)	-	(1,172)	6,862
Open-Air Centers	18,719	(1,661)	(987)	16,071	(4,573)	(3,455)	(7,268)	775
Other	651	(5)	-	646	(326)	-	(135)	185
Total Joint Venture Assets	88,886	(7,376)	(987)	80,523	(22,288)	(8,541)	(17,360)	32,334

CONSOLIDATED ENCUMBERED ASSETS
Malls	94,152	(7,365)	-	86,787	(98,633)	63,027	(45,201)	5,980
Outlet Centers	3,655	(306)	-	3,349	(12,186)	10,114	(1,215)	62
Lifestyle Centers	1,893	-	-	1,893	(789)	-	-	1,104
Open-Air Centers	22,283	(1,724)	(1,622)	18,937	(8,544)	-	(80)	10,313
Outparcels	19,165	(171)	(2,520)	16,474	(8,393)	-	-	8,081
Total Consolidated Encumbered Assets	141,148	(9,566)	(4,142)	127,440	(128,545)	73,141	(46,496)	25,540

Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$445,376	$(37,182)	$(7,124)	$401,070	$(209,674)	$65,523	$(114,837)	$142,082
(1)
Non-cash interest expense consists of default interest and the accretion of debt discounts. The $788 of non-cash interest expense related to the Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	December 31, 2023	December 31, 2022
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	411,064	401,453
	585,221	575,610
Accumulated depreciation	(85,464)	(51,134)
	499,757	524,476
Developments in progress	571	880
Net investment in real estate assets	500,328	525,356
Cash	35,741	39,105
Receivables:
Tenant	16,464	15,797
Other	5,608	4,638
In-place leases, net	53,273	85,840
Above market leases, net	37,841	55,810
Other assets	6,344	5,211
	$655,599	$731,757
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$799,282	$828,521
Below market leases, net	24,358	36,553
Accounts payable and accrued liabilities	38,621	43,061
Total liabilities	862,261	908,135
Owner's deficit	(206,662)	(176,378)
	$655,599	$731,757

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental revenues	$53,369	$55,412	$201,994	$205,028
Other	1,622	1,738	4,937	5,134
Total revenues	54,991	57,150	206,931	210,162
Expenses:
Property operating	(8,361)	(8,299)	(33,774)	(32,481)
Depreciation and amortization	(16,428)	(22,329)	(73,076)	(93,610)
Real estate taxes	(3,912)	(4,971)	(18,565)	(19,510)
Maintenance and repairs	(4,680)	(4,489)	(16,677)	(16,498)
Management fees	(2,250)	(2,250)	(9,000)	(9,000)
Total expenses	(35,631)	(42,338)	(151,092)	(171,099)
Other income (expenses):
Other income	199	(120)	414	725
Interest expense	(16,862)	(13,726)	(64,889)	(41,010)
Gain on sales of real estate assets	—	1,325	—	1,325
Total other expenses	(16,663)	(12,521)	(64,475)	(38,960)
Net income (loss)	$2,697	$2,291	$(8,636)	$103

Modified Cash NOI (1)	$40,488	$37,665	$141,142	$170,468
Interest Coverage Ratio (2)			2.2x	3.5x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 5, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Year Ended December 31,	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(8,636)	$103
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	73,076	93,610
Net amortization of deferred financing costs and debt discounts	399	315
Net amortization of intangible lease assets and liabilities	5,788	6,907
Write-off of development projects	17	—
Gain on sales of real estate assets	—	(1,325)
Gain on insurance proceeds	—	(687)
Change in estimate of uncollectable revenues	(43)	(2,504)
Changes in:
Tenant and other receivables	(1,593)	(1,982)
Other assets	(595)	(358)
Accounts payable and accrued liabilities	(3,589)	8,116
Net cash provided by operating activities	64,824	102,195

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(14,602)	(17,846)
Proceeds from sales of real estate assets	—	1,483
Proceeds from insurance	—	624
Changes in other assets	(564)	(2,868)
Net cash used in investing activities	(15,166)	(18,607)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(29,539)	(50,639)
Additions to deferred financing costs	(100)	(104)
Distributions to member	(23,383)	(11,966)
Net cash used in financing activities	(53,022)	(62,709)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,364)	20,879
CASH AND CASH EQUIVALENTS, beginning of period	39,105	18,226
CASH AND CASH EQUIVALENTS, end of period	$35,741	$39,105
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$35,741	$39,105
CASH AND CASH EQUIVALENTS, end of period	$35,741	$39,105

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Three Months Ended December 31, 2023:
All Property Types (2)	874,587	$34.49	$33.49	(2.9)%	$33.59	(2.6)%
Malls, Lifestyle Centers & Outlet Centers	830,959	35.29	34.04	(3.5)%	34.10	(3.4)%
New leases	43,881	16.06	20.38	26.9%	20.88	30.0%
Renewal leases	787,078	36.36	34.81	(4.3)%	34.84	(4.2)%

Year Ended December 31, 2023:
All Property Types (2)	2,713,874	$37.36	$36.92	(1.2)%	$37.37	0.0%
Malls, Lifestyle Centers & Outlet Centers	2,511,082	38.59	37.76	(2.2)%	38.19	(1.0)%
New leases	157,325	34.17	41.01	20.0%	43.11	26.2%
Renewal leases	2,353,757	38.89	37.54	(3.5)%	37.86	(2.6)%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended December 31, 2023:
Operating portfolio:			As of December 31,	As of December 31,
New leases	214,945		2023	2022
Renewal leases	1,042,474	Same-center Malls, Lifestyle & Outlet Centers	$30.19	$29.58
Development portfolio:		Total Malls	30.40	30.01
New leases	—	Total Lifestyle Centers	30.53	29.30
Renewal leases	—	Total Outlet Centers	28.36	26.68
Total leased	1,257,419	Total Malls, Lifestyle & Outlet Centers	30.19	29.58
		Open-Air Centers	15.37	15.21
Year Ended December 31, 2023:		Other	20.37	19.22
Operating portfolio:
New leases	1,485,375
Renewal leases	2,865,969
Development portfolio:
New leases	25,151
Renewal leases	—
Total leased	4,376,495
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2023, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Twelve Months Ended December 31, 2023 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2023:
New	68	197,719	6.56	$39.21	$41.32	$32.74	$6.47	19.8%	$8.58	26.2%
Renewal	632	2,030,791	2.68	36.65	37.04	37.22	(0.57)	(1.5)%	(0.18)	(0.5)%
Commencement 2023 Total	700	2,228,510	3.06	36.88	37.42	36.82	0.06	0.2%	0.60	1.6%

Commencement 2024:
New	17	64,786	6.90	30.42	31.82	23.48	6.94	29.6%	8.34	35.5%
Renewal	260	862,866	2.70	34.91	35.16	36.59	(1.68)	(4.6)%	(1.43)	(3.9)%
Commencement 2024 Total	277	927,652	2.96	34.60	34.92	35.67	(1.07)	(3.0)%	(0.75)	(2.1)%

Total 2023/2024	977	3,156,162	3.03	$36.21	$36.69	$36.49	$(0.28)	(0.8)%	$0.20	0.5%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	108	164,271	2.73%
2	Victoria's Secret & Co.	49	400,863	2.71%
3	Foot Locker, Inc.	73	357,594	2.35%
4	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.32%
5	American Eagle Outfitters, Inc.	63	382,073	2.16%
6	Bath & Body Works, Inc.	58	239,031	1.95%
7	Finish Line, Inc.	38	210,745	1.61%
8	Genesco Inc. (4)	76	152,215	1.54%
9	The Buckle, Inc.	36	186,133	1.24%
10	Luxottica Group S.P.A. (5)	79	178,795	1.22%
11	The Gap, Inc.	44	537,209	1.19%
12	Cinemark Corp.	9	467,190	1.17%
13	Hot Topic, Inc.	100	249,881	1.04%
14	Shoe Show, Inc.	29	379,954	0.94%
15	Spencer Spirit Holdings, Inc.	48	112,483	0.91%
16	Claire's Stores, Inc.	69	86,502	0.91%
17	The TJX Companies, Inc. (6)	18	520,475	0.90%
18	Express Fashions	30	246,437	0.89%
19	Barnes & Noble, Inc.	16	457,337	0.84%
20	H & M Hennes & Mauritz AB	38	803,797	0.81%
21	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
22	The Children's Place, Inc.	34	147,763	0.73%
23	Focus Brands LLC (7)	66	47,095	0.72%
24	Abercrombie & Fitch, Co.	28	189,942	0.71%
25	Chick-fil-A, Inc.	27	54,895	0.64%
		1,184	8,272,791	33.02%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx and HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Tenant allowances (1)	$3,814	$7,206	$17,079	$19,885
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	2,531	2,313	5,331	5,528
Roof replacements	498	773	3,319	1,048
Other capital expenditures	6,243	3,981	16,246	10,839
Total maintenance capital expenditures	9,272	7,067	24,896	17,415
Total capital expenditures	$13,086	$14,273	$41,975	$37,300

(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed at December 31, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Sunrise Mall - Bubba's 33	Brownsville, TX	100%	7,575	$1,049	$1,252	$1,052	Q3 '23	18.0%

Redevelopments:
Kirkwood Mall - Five Below	Bismarck, ND	100%	19,478	2,323	1,694	1,691	Q3 '23	16.3%
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,513	1,841	219	Q2 '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	1,266	279	Q1 '23	18.5%
			71,633	6,083	4,801	2,189
Open-Air Center:
Fremaux Town Center - Marshall's	Slidell, LA	65%	22,132	2,356	2,688	2,625	Q4 '23	10.5%

Total Properties Completed			101,340	$9,488	$8,741	$5,866
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at December 31, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$3,197	$2,025	Summer '25	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	1,855	1,837	Winter '24	23.3%

Total Properties Under Development			119,661	$18,083	$5,052	$3,862
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Conn's opened on lower level (summer 2023). Under negotiation with entertainment use for remainder.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021.
Coastal Grand Mall	Myrtle Beach, SC	Owned by Sears.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC

Parcel sold to Rooms To Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August 2022 and opened in 2023. Bahama Breeze opened in fall 2023. Razoo's restaurant under construction and is scheduled to open in 2024.

Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below opened in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed.	Closed.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Whole Foods sub-leases a third of the box from Sears. Sears closed in Q2 2023 and ground lease terminated. Store demolished for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redeveloped with Cheesecake Factory (December 2019), Dick's Sporting Goods and Dave & Busters (March 2020), Aloft hotel (June 2021) and Malone's (opening 2024).
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Seritage sold to third party for future redevelopment.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. PSA executed for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		Tilt opened August 2023 in former anchor. New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's restaurant opened in parking lot in 2022.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Transformco. Under negotiation with furniture user.
Mayfaire Town Center	Wilmington, NC

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Actively leasing women's store - pursuing non-retail use.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL is a 50% partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by third party. Partially redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Executed lease with Murdoch's Farm & Ranch.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail uses.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears. Under negotiation with sporting goods tenant.
Volusia Mall	Daytona Beach, FL	Owned by third party. Construction pending on multi-family project.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by third party. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opened October 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Transformco on ground lease. Under negotiation with sporting goods tenant.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage purchased store and opened.